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                                                                     EXHIBIT 2.3

                                                                       NO. W98-1

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                      SQL FINANCIALS INTERNATIONAL, INC.

                       ISSUANCE DATE:  February 5, 1998

     This certifies that the following named Purchaser is entitled, and SQL FINANCIALS INTERNATIONAL, INC. (the "Company"), a Delaware corporation, hereby grants to Purchaser the option and right, subject to the terms set forth below, to purchase from Company shares of fully paid and nonassessable Common Stock of the Company (the "Shares") in the aggregate number (the "Number of Shares") and at the purchase price (the "Purchase Price") set forth below at any time and from time to time through the Termination Date, as defined below. Such Purchase Price and number of Shares are subject to adjustment as provided in Section 2 of this Warrant.

          Name of Purchaser:        Technology Ventures, L.L.C.

          Address of Purchaser:     Two Ravinia Drive
                                    Suite 1090
                                    Atlanta, Georgia 30346

          Number of Shares:         200,000

          Purchase Price:           $5.50 per Share

1.   Definitions.
     -----------

As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

     a. "Termination Date" means 5:00 p.m. Atlanta, Georgia time on February 5, 2000.

     b. "Company" includes the Company as defined above and any corporation which shall succeed to or assume obligations of the Company under this Warrant.

     c. "Note" means the promissory note dated February 5, 1998 from the Company to the Purchaser in the principal amount of $1,100,000.00.
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     d.   "Stock," when used with reference to stock of the Company, means shares of the Common Stock of the Company.

     e. "Warrantholder," "holder of Warrant," "holder," or similar terms when the context refers to a holder of this Warrant, mean any person who shall at the time be the registered holder of this Warrant.

2.   Adjustment of Purchase Price and Number of Shares.
     -------------------------------------------------

The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events (except for such events as to which appropriate adjustment has been made pursuant to relevant provisions of the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time), as follows:

     a.   Reclassification.  In case of any reclassification, merger,
          ----------------
consolidation, exchange of shares, recapitalization, reorganization, change of outstanding securities of the class issuable upon exercise of this Warrant, or other similar event (an "Adjustment Event"), the Company shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise such shares of stock or other securities as may be issued or payable with respect to or in exchange for the number of shares of Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event. The Company will use its best efforts to cause the provisions of this Warrant, as nearly as may be practicable, to continue in effect in the new Warrant, and such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The Company shall not effect any transaction described in this Section 2(a) unless the resulting successor or acquiring entity (if not the Company) agrees in writing to assume the obligation of the Company to deliver the new Warrant. The provisions of this subsection (a) shall similarly apply to successive Adjustment Events.

     b.   Subdivision or Combination of Shares.  If the Company at any time
          ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its capital stock, the Purchase Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     c.   Stock Dividends.  If the Company at any time while this Warrant is
          ---------------
outstanding shall pay a dividend with respect to its capital stock payable in shares of its capital stock, or make any other distribution of its capital stock with respect to such capital stock (except any distribution specifically provided for in the foregoing subsections (a) or (b)), then the Purchase Price shall be adjusted, effective from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares of its capital stock outstanding immediately prior to such dividend or distribution (determined on a fully diluted, as converted basis), and (b) the

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denominator of which shall be the total number of shares of such capital stock outstanding immediately after such dividend or distribution (determined as aforesaid).

     d.   Non-Cash Dividends.  If the Company at any time while this Warrant is
          ------------------
outstanding shall pay a dividend with respect to its capital stock payable in securities other than the Company's capital stock or other non-cash property, or make any other distribution of such securities or property with respect to such capital stock (except any distribution specifically provided for in the foregoing subsections (a), (b) or (c)), then this Warrant shall represent the right to acquire such securities or property which the holder of this Warrant would have been entitled to receive upon exercise of this Warrant, without the payment by the holder of this Warrant of any additional consideration for such securities or property.

     e.   Adjustment of Number of Shares. Upon each adjustment in the Purchase
          ------------------------------
Price, the number of shares of Stock purchasable hereunder shall be adjusted to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price immediately prior to such adjustment and the denominator of which shall be the Purchase Price immediately thereafter.

     f.   Notice of Adjustments. Whenever the Purchase Price or the number of
          ---------------------
shares of Stock purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price or number of shares purchasable after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

3.   Exercise Provisions.
     -------------------

     a.   Manner of Exercise. This Warrant may be exercised in whole at any time
          ------------------
following its execution and delivery through the Termination Date only by the holder of this Warrant surrendering to the Company, at its principal office in Georgia, this Warrant, together with the exercise form attached to this Warrant duly executed by the holder together with payment to the Company of $1,100,000.00. The Purchase Price may be paid by the holder either by delivery to the Company of the Note or by payment of the Purchase Price in cash.

     b.   Mandatory Exercise. If (i) one hundred eighty (180) days (or the next
          ------------------
following trading day) following the effective date of the registration statement for the Company's initial public offering of equity securities registered pursuant to the Securities Act of 1933, as amended (the "Six Month IPO Date"), the Closing Price is equal to or greater than $5.50 per share, or
(ii) at any time after the Six Month IPO Date the average Closing Price on the twenty trading days immediately preceding such date is equal to or exceeds $5.50 per share (provided that the Closing Price must have been equal or exceeded $5.50 on at least three (3) days after the Six Month IPO Date), this Warrant shall be deemed to have been exercised as to all 200,000 shares, and the

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holder of this Warrant shall surrender it to the Company, at its principal office in Georgia, together with the exercise form attached to this Warrant duly executed by the holder with payment to the Company of $1,100,000.00. Such Purchase Price may be paid by either delivery to the Company of the Note or by payment of the Purchase Price in cash. "Closing Price" on any trading day shall mean the last reported sale price of the Stock on the NASDAQ National Market (or such other principal quotation system or national securities exchange on which the Stock is admitted to trading or quoted or listed), or, if not admitted to trading or quoted or listed on any quotation system or national securities exchange, the average of the closing bid and asked prices of the Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service.

     c.   No Fractional Shares.  No fractional shares will be issued upon
          --------------------
exercise of rights to purchase under this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share.

4.   Delivery of Stock Certificates.
     ------------------------------

Within five (5) business days after exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Stock to which that holder shall be entitled upon such exercise, together with any other securities and property to which that holder is entitled upon such exercise under the terms of this Warrant.

5.   Compliance with Securities Act; Notice of Proposed Transfers; Registration
     --------------------------------------------------------------------------
Rights.
------

     a.   Compliance with Securities Act.  The holder of this Warrant, by
          ------------------------------
acceptance hereof, agrees that this Warrant and the Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, in a form satisfactory to the Company, that the Stock is being acquired for investment and not with a view toward distribution or resale (unless sale of the Stock has been registered under the Act or an exemption therefrom is available). Any proposed transferee of this Warrant or the Stock (except a transferee of the Stock in a registered public offering) will be required to agree in writing to the provisions of this
Section 5. Certificates representing all Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE
     SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM EVIDENCED BY

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     AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO SQL
     FINANCIALS INTERNATIONAL, INC. (THE "COMPANY").

     TRANSFER OF SUCH SECURITIES IS SUBJECT TO RESTRICTIONS CONTAINED IN A WARRANT PURSUANT TO WHICH THE SECURITIES WERE PURCHASED AND THE BY-LAWS OF THE COMPANY, COPIES OF WHICH WILL BE FURNISHED ON REQUEST WITHOUT CHARGE.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN (1) AN AGREEMENT DATED AS OF SEPTEMBER 1, 1995 (THE "SHAREHOLDERS' AGREEMENT") AMONG THE COMPANY AND THE SHAREHOLDERS (AS DEFINED THEREIN) AND (2) A STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 26, 1987 (THE "SERIES F AGREEMENT"), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE SHAREHOLDERS' AGREEMENT AND THE SERIES F AGREEMENT. A COPY OF THESE AGREEMENTS IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE PRESIDENT OF THE COMPANY.

     b.   Notice of Proposed Transfers.  Transfer of this Warrant is restricted
          ----------------------------
by Section 6(e) hereof, and transfer of the Stock is restricted by (i) the by-laws of the Company, as amended from time to time (the "By-Laws"), (ii) the Restated Shareholders' Agreement dated as of September 1, 1995, as amended from time to time, among the Company and its holders of Common Stock (the "Restated Shareholders' Agreement"), and (iii) a certain Series F Convertible Preferred Stock Purchase Agreement dated September 26, 1997 (the "Series F Agreement"), to which the Company and Purchaser are parties. With respect to any proposed offer, sale or other distribution of this Warrant or any of the Stock prior to its registration under the Act, the holder of this Warrant and the holder of any shares of the Stock to be issued upon exercise hereof shall give written notice to this Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer does not require registration under the Act and is in compliance with the By-Laws, the Restated Shareholders' Agreement and the Series F Agreement. The Company, within 30 days after receipt of the notice either shall notify such holder that such holder may dispose of the Warrant or Stock in the manner described in the notice and the opinion of counsel, or shall notify such holder that the Company objects to the opinion of counsel and shall set forth the grounds for such objection. Each new certificate representing the Warrant or Stock (except Stock sold publicly) shall bear the appropriate restrictive legend set forth in Section 5(a), unless in the opinion of counsel for the Company such legend is not required or advisable in order to assure compliance with the Act

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or other restrictions referred to therein, or the restrictions referred to therein shall have been terminated, waived or otherwise ceased. The Company will issue stop-transfer instructions with respect to any Warrant or Stock to which the foregoing restrictions apply.

     c.   Registration Rights. The Stock to be issued upon exercise of this
          -------------------
Warrant shall be subject to the Restated Shareholders' Agreement, and the holder shall be entitled to the registration rights set forth in Section 7 of the Restated Shareholders' Agreement; provided, however, that the holder shall not
                                  --------  -------
be entitled to have any of the Stock issued upon exercise of this Warrant included in a registration statement filed in connection with the Company's initial public offering of its Common Stock under the Act.

6.   Miscellaneous Provisions.
     ------------------------

     a.   Reservation of Stock; Issuance of Stock. The Company covenants that it
          ---------------------------------------
will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Stock or other securities from time to time issuable upon exercise of this Warrant. The Company covenants and agrees that all Stock issued upon exercise of this Warrant shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and charges, except (i) restrictions imposed by applicable securities laws, the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, the Restated Shareholders' Agreement, the Series F Agreement and this Warrant and (ii) any security interests, pledges, liens, charges, claims or other encumbrances or restrictions on transfer created by holder or other parties other than the Company.

     b.   Modification. This Warrant and any of its terms may be changed,
          ------------
waived, or terminated by a written instrument signed by the Company and the holder of this Warrant.

     c.   Replacement. On receipt of evidence reasonably satisfactory to the
          -----------
Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

     d.   No Rights as Stockholder. No holder of this Warrant, as such, shall be
          ------------------------
entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant as such, any rights of a stockholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meeting of stockholders, to receive dividends or subscription rights or otherwise.

     e.   Nontransferability. This Warrant may not be transferred or assigned
          ------------------
without the prior written consent of the Company except (i) to a person or entity which has purchased capital stock of the Company directly from the Company, (ii) a member, former member or affiliate of

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the holder of this Warrant, or (iii) in the case of a transfer or assignment by a stockholder of the Company who is an individual, to a member of the immediate family (including for this purpose parents, grandparents, grandchildren, brothers, sisters, nieces and nephews) of such stockholder, a person related by marriage to such stockholder, or a trust for the benefit of any of the foregoing.

     f.   Notices. Notices hereunder to the holder of this Warrant shall be sent
          -------
by certified or registered mail to the address given to the Company by such holder and shall be deemed given when so mailed, or if sent to a holder outside the United States, by telecopy with a copy sent by air mail or courier.

     g.   Governing Law. This Warrant shall be governed by the laws of the State
          -------------
of Delaware as applied to contracts entered into in Delaware between Delaware residents.


Dated: February 5, 1998            SQL FINANCIALS INTERNATIONAL, INC.


                                   By:     /s/ Stephen P. Jeffery
                                        ----------------------------------------
                                        Stephen P. Jeffery, President

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

                               Form of Exercise
                               ----------------


                 (To be signed only upon exercise of Warrant)


To:  SQL FINANCIALS INTERNATIONAL, INC.

     The undersigned holder of the attached Warrant hereby irrevocably elects to exercise the right to purchase 200,000 shares of Common Stock of SQL FINANCIALS INTERNATIONAL, INC. (the "Company") and herewith makes payment of $1,100,000.00 for those shares and requests that the certificate for those shares be issued in the name of the undersigned and delivered to the address below the signature of the undersigned. The undersigned hereby affirms the statements and covenants in Sections 5(a) and 5(b) of the Warrant.

                              Dated:  ____________________________________

                              Technology Ventures, L.L.C.


                              By:     ____________________________________
                              Title:  ____________________________________



                              Dated:  ____________________________________

                              Technology Ventures, L.L.C.

                              By:     ____________________________________
                                      Signature

                                      Address:

                                      ____________________________________
                                      ____________________________________
                                      ____________________________________

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